Exhibit 99.1
NOG Provides Update on Second Quarter Hedging Results, Ground Game Progress and Other Matters

Minneapolis – July 24, 2025 - Northern Oil and Gas, Inc. (NYSE: NOG) (“NOG” or the “Company”) today provided an update on a number of business matters including second quarter hedging results, an update on ground game transactions as well as a material settlement of a legal matter.
BUSINESS UPDATE

Unrealized mark-to-market gains on derivatives for the second quarter were an estimated $65 – $70 million, driven by changes to the value of the Company’s derivatives portfolio. Realized hedge gains were an estimated $58 - $63 million, driven by the Company’s natural gas, crude oil and basis hedges.

The Company continues to execute its policy of protecting its capital program by periodically entering into financial derivative instruments with counterparties to lock in future commodity prices on a portion of its expected production. NOG has added additional hedges since its first quarter report, including hedges to oil, natural gas, and Waha, Midland-Cushing and M2 basis hedges. As of the date of this release, the Company had an average of over 50,000 barrels per day of oil hedged for the second half of 2025 and an average of over 30,000 barrels per day of oil hedged for 2026, through a combination of swaps and collars. Additionally, NOG has an average of over 200 MMBtu per day of natural gas hedged for the second half of 2025 and an average of over 175 million MMBtu per day of natural gas hedged for 2026, through a combination of swaps and collars. An updated copy of the hedge tables can be found below.

NOG accounts for its assets under the full-cost method under SEC guidelines, as opposed to the “Successful Efforts” method, which does not perform price-based asset tests. Driven by lower average oil prices, the Company expects to take a non-cash impairment charge of $112 - $120 million in the second quarter of 2025 under the “ceiling test” of the full cost pool on its assets. This non-cash charge will have no impact on cash flows of the Company.

The following table summarizes NOG’s open oil commodity derivative contracts scheduled to settle after June 30, 2025.

Crude Oil Contracts
	Swaps		Collars
Contract Period	Volume (Bbls)	Weighted Average Price ($/Bbl)	Volume Floor (Bbls)	Volume Ceiling (Bbls)	Weighted Average Floor Price ($/Bbl)	Weighted Average Ceiling Price ($/Bbl)
2025(1):
Q3	2,935,969	$72.76	1,817,970	2,304,994	$69.15	$77.43
Q4	3,029,836	72.75	1,791,487	2,278,511	69.15	77.55
2026(1):
Q1	1,433,726	$69.84	2,446,789	3,121,226	$62.94	$72.98
Q2	1,040,157	68.11	1,563,977	2,245,907	63.55	71.35
Q3	1,419,587	69.06	1,121,163	1,810,587	65.01	72.33
Q4	1,419,587	69.04	1,121,163	1,810,587	65.01	72.33
(1)Includes derivative contracts entered into through July 18, 2025. This table does not include volumes subject to swaptions and call options, which are crude oil derivative contracts NOG has entered into which may increase swapped volumes at the option of NOG’s counterparties. This table does not include basis swaps. For additional information, see Note 10 to our financial statements included in our Form 10-Q to be filed with the SEC for the quarter ended June 30, 2025 on or around August 1, 2025.

The following table summarizes NOG’s open gas commodity derivative contracts scheduled to settle after June 30, 2025.

Natural Gas Contracts
	Swaps		Collars
Contract Period	Volume (MMBTU)	Weighted Average Price ($/MMBTU)	Volume Floor (MMBTU)	Volume Ceiling (MMBTU)	Weighted Average Floor Price ($/MMBTU)	Weighted Average Ceiling Price ($/MMBTU)
2025(1):
Q3	9,469,432	$3.99	9,368,137	9,368,137	$3.10	$4.80
Q4	9,953,257	4.09	9,785,466	9,785,466	3.19	4.89
2026(1):
Q1	7,860,000	$4.13	10,278,249	10,278,249	$3.36	$5.07
Q2	6,745,000	3.93	10,314,706	10,314,706	3.37	5.05
Q3	6,440,000	4.02	9,704,706	9,704,706	3.39	5.02
Q4	7,350,000	4.25	7,054,642	7,054,642	3.37	4.95
2027(1):
Q1	450,000	$3.04	1,335,000	1,335,000	$3.00	$3.86
Q2	460,000	2.96	1,380,000	1,380,000	3.00	3.86
Q3	460,000	2.96	1,380,000	1,380,000	3.00	3.86
Q4	455,000	2.96	915,000	915,000	3.00	3.86
(1)Includes derivative contracts entered into through July 18, 2025. This table does not include volumes subject to swaptions and call options, which are natural gas derivative contracts NOG has entered into which may increase swapped volumes at the option of NOG’s counterparties. This table does not include basis swaps. For additional information, see Note 10 to our financial statements included in our Form 10-Q to be filed with the SEC for the quarter ended June 30, 2025 on or around August 1, 2025.

The following table summarizes NOG’s open NGL commodity derivative swap contracts scheduled to settle after June 30, 2025.

NGL Contracts
	Swaps
Contract Period	Volume (BBL)	Weighted Average Price ($/BBL)

2025:
Q3	59,800	36.16
Q4	133,400	36.71
2026:
Q1	92,250	$36.00
Q2	106,925	33.32
Q3	96,600	33.03
Q4	80,500	33.32
2027:
Q1	65,250	$32.30
Q2	59,150	30.73
Q3	57,500	30.69
Q4	52,900	30.87
GROUND GAME UPDATE

Alongside reduced commodity prices from the prior quarter, the Company saw increased success in its quarterly Ground Game activity. The Company completed 22 ground game transactions in the second quarter adding 4.8 net wells and approximately 2,600 net acres. The transactions totaled approximately $23.8 million of initial capital with approximately $7.3 million in incremental development capital. The transactions were across all four of NOG’s major basins. The Company believes that the volume of opportunities relative to a year ago has expanded spurred by the current weakness and tepid outlook in commodity pricing.

LEGAL SETTLEMENT

In June 2025, the Company entered into a settlement and mutual release agreement (the “Settlement Agreement”) with an operator in North Dakota (the “Operator”). Pursuant to the Settlement Agreement, the Operator and the Company have settled and permanently released certain claims of the Company relating to certain post-production costs previously deducted from revenues. Pursuant to the settlement, the Company will receive approximately $81.7 million, recorded within Oil and Gas Sales in its June 30, 2025, condensed statements of operations. The Company expects to receive a net cash settlement of $48.6 million after deducting approximately $33.1 million in legal settlement expenses. The cash proceeds are expected to be received in the third quarter of 2025.

ABOUT NOG

NOG is a real asset company with a primary strategy of acquiring and investing in non-operated minority working and mineral interests in the premier hydrocarbon producing basins within the contiguous United States. More information about NOG can be found at www.noginc.com.

PRELIMINARY INFORMATION

The preliminary unaudited second quarter 2025 financial and operating information included in this press release (including with respect to hedging results, non-cash impairment charges, and other matters) are based on estimates and subject to completion of NOG’s financial closing procedures. Such information has been prepared by management solely based on currently available information. The preliminary information does not represent and is not a substitute for a comprehensive statement of financial and operating results, and NOG’s actual results may differ materially from these estimates because of final adjustments, the completion of NOG’s financial closing procedures, and other developments after the date of this release.

SAFE HARBOR
This release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts included or referenced in this press release regarding NOG’s dividend plans and practices (including timing, amounts and relative performance), financial position, business strategy, plans and objectives for future operations, industry conditions, cash flow, and growth prospects are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.
Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond NOG’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in NOG’s capitalization, changes in crude oil and natural gas prices; the pace of drilling and completions activity on NOG’s properties and properties pending acquisition; NOG’s ability to acquire additional development opportunities; integration and benefits of property acquisitions, or the effects of such acquisitions on NOG’s cash position and levels of indebtedness; changes in NOG’s reserves estimates or the value thereof; general economic or industry conditions, nationally and/or in the communities in which NOG conducts business; changes in the interest rate environment or market dividend practices, legislation or regulatory requirements; conditions of the securities markets; NOG’s ability to raise or access capital; changes in accounting principles, policies or guidelines; and financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting NOG’s operations, products, services and prices. Additional information concerning potential factors that could affect future plans and results is included in the section entitled “Item 1A. Risk Factors” and other sections of NOG’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as updated from time to time in amendments and subsequent reports filed with the SEC, which describe factors that could cause NOG’s actual results to differ from those set forth in the forward-looking statements.
NOG has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond NOG’s control. You are urged not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as may be required by applicable law or regulation, NOG does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.
CONTACT:
Evelyn Leon Infurna
Vice President of Investor Relations
(952) 476-9800
ir@noginc.com